UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 3, 2015

ALGAE DYNAMICS CORP.
(Exact name of registrant as specified in its charter)

Ontario	333-199612	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

37 – 4120 Ridgeway Drive
Mississauga, Ontario Canada	L5L 5S9
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (289) 997 6740

N/A
(Former name or former address, if changed since last report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

SECURITIES PURCHASE AGREEMENT AND CONVERTIBLE NOTE

On September 2, 2015 (the "Note Closing Date"), the Company entered into a securities purchase agreement dated as of the Note Closing Date (the "Purchase Agreement") with RY Capital, LLC (“RY”). The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, RY shall purchase from the Company on the Closing Date a senior convertible note with a principal amount of $25,000 (the "Convertible Note") for a purchase price of $25,000. Pursuant to the Purchase Agreement, on the Note Closing Date, the Company issued the Convertible Note to RY.

The Convertible Note matures on September 1, 2016 and accrues interest at the rate of 12% per annum. The Convertible Note is convertible at any time, in whole or in part, at RY's option into common shares of the Company's capital stock at a variable conversion price equal to a 45% discount from the lowest trading price in the twenty (20) trading days prior to the day that RY requests conversion. At no time will RY be entitled to convert any portion of the Convertible Note to the extent that after such conversion, RY (together with its affiliates) would beneficially own more than 9.99% of the outstanding common shares.

The Convertible Note includes customary event of default provisions, and provides for a default interest rate of 24%. The Company has the right at any time prior to March 1, 2016 to redeem all, but not less than all, of the total outstanding amount then remaining under the Convertible Note in cash at a prices ranging from 115% to 139% of the total amount of the Convertible Note then outstanding.

The Purchase Agreement contains customary representations, warranties and covenants by, among and for the benefit of the parties. The Company also agreed to pay up to $2,000 of reasonable attorneys' fees and expenses incurred by RY in connection with the transaction. The Purchase Agreement also provides for indemnification of RY and its affiliates in the event that RY incurs losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to a breach by the Company of any of its representations, warranties or covenants under the Purchase Agreement.

The Company is negotiating a further financing with RY although as of the date of this Current Report on Form 8-K (this “Report”)it has not entered into any binding agreement with respect to this financing and there can be no assurance that such financing will be completed.

The foregoing descriptions of the Purchase Agreement and the Convertible Note are qualified in their entirety by reference to the provisions of the Convertible Note and the Purchase Agreement filed as exhibits 4.1 and 10.1 to this Report , respectively, which are incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

The issuance of the Convertible Note, and the common shares, if any, upon conversion of the Convertible Note, are exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated  under the Securities Act ("Regulation  D"). The Company made this determination based on the representations of RY that RY is an "accredited investor" within the meaning of Rule 501 of Regulation D and has access to information about the Company and its investment.

This Report is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities have not been registered under the Securities Act and  may  not be  offered  or  sold  in the  United  States  of  America  absent registration or an exemption from registration under the Securities Act.

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.03 CREATION OF DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure set forth under Item 1.01 of this Report is incorporated by reference into this Item.

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The disclosure set forth under Item 1.01 of this Report is incorporated by reference into this Item.

The issuance of the Convertible Note to RY under the Purchase Agreement was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act ("Regulation D"). The Company made this determination based on the representations of RY that RY is an "accredited investor" within the meaning of Rule 501 of Regulation D and has access to information about the Company and its investment.

The Company did not pay any brokerage commissions or finders' fees in connection with the issuance of the Convertible Note or the EPA.

This Report is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities have not been registered under the Securities Act and may not be offered or sold in the United States of America absent registration or an exemption from registration under the Securities Act.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

4.1	Convertible Promissory Note dated September 2, 2015.

10.1	Securities Purchase Agreement, dated as of September 2, 2015, by and between RY Capital, LLC and Algae Dynamics Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALGAE DYNAMICS CORP.

Date: September 9, 2015	By:	/s/ Ross Eastley
Ross Eastley
Chief Financial Officer